AC-145324/1
11/13/9711/13/97
DSO/kg

                         AMENDMENT NO. 1
                               TO
                    ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT is made as of November ___, 1997, between LAKESHORE HOTELS, LTD., a Louisiana limited partnership in commendam ("Seller"), and PLAYERS INTERNATIONAL, INC., a Nevada corporation, its designees or assignees ("Purchaser").

                        R E C I T A L S

      A. Seller and Purchaser are parties to a certain Asset Purchase Agreement dated as of September 30, 1997 (the "Original Agreement"); capitalized terms not defined herein are used as defined in the Original Agreement, unless the context clearly requires otherwise.

      B. Based upon the PIP prepared by Holiday Inns, Seller and Purchaser anticipate that the Holiday Inn Costs will far exceed $1,500,000. Notwithstanding the termination rights available to Purchaser under the provisions of Section 3.6(a) of the Original Agreement as a result thereof, Purchaser desires to complete the purchase of the Purchased Assets without performing the PIP required by Holiday Inns. Purchaser will not be able to obtain a New License Agreement without performing such PIP work as required by Holiday Inns; and without such New License Agreement, Purchaser cannot obtain the financing as originally intended.

       B. Purchaser has made arrangements for alternate financing, but such alternate financing will require renewed, supplemental or different consents and approvals before it can be implemented.

     C. In order to accommodate Purchaser's efforts to obtain such alternate financing, Seller and Purchaser desire to modify the Original Agreement as hereinafter set forth.

                      A G R E E M E N T S

      Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties agree as follows:


      1.    Amendment re: Conditions.       Section  6.2  of  the
Original Agreement is hereby deleted entirely, and replaced with the following:

            6.2 Conditions to Purchaser's Obligations. The obligation of Purchaser to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Purchaser's option, be terminated pursuant to and with the effect set forth in Article IX:

                (a) Each and every representation and warranty made by Seller shall have been true and correct when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                (b)   All  obligations of Seller to be  performed
     hereunder through, and including on, the Closing Date (including, without limitation, all obligations which Seller would be required to perform at the Closing if the transaction contemplated hereby were consummated) shall have been performed.

               (c)  All of the Consents shall have been obtained.

                (d) No suit, proceeding or investigation shall have been commenced or threatened by any governmental authority or private person(s), against any party (including without limitation Seller and any of its affiliates, or any partners, shareholders, officers or members of any of them), on any grounds, the intent or likely effect of which (exclusively or among other things) is to restrain, enjoin or hinder, delay or to seek material damages on account of, the consummation of the transaction contemplated hereby, or to challenge any of the terms or provisions of this
     Agreement, or arising out of this Agreement or the transactions contemplated hereby.

                (e) On or prior to December 15November 17, 1997, Purchaser shall have received all required consents, licenses and approvals of the transactions contemplated hereunder (including without limitation, Purchaser's financing thereof, and any changes to existing financing to permit same) from the gaming and other regulatory authorities having jurisdiction.

               (f)  Intentionally Omitted.

                (g) On or prior to December 15November 17, 1997, Purchaser shall have received the prior written approval of Wells Fargo Bank, N.A. and the Trustee for the holders of Purchaser's debt securities to the transactions contemplated hereby (including without limitation, Purchaser's financing thereof, and any changes to existing financing to permit same), all in form and substance satisfactory to Purchaser, in its sole discretion.

               (h) On or prior to November 2017, 1997, Purchaser shall have obtained a commitment from Wells Fargo Bank, N.A. ("Wells Fargo") to modify Purchaser's existing line of credit with Wells Fargo to includemortgage financing for the transactions contemplated hereby, on terms acceptable to Purchaser, in its sole discretion, including without limitation total borrowing availability under such line of credit of Seventy Million Dollars ($70,000,000)in the amount of at least seventy percent (70%) of the aggregate total of the Purchase Price, Holiday Inn Costs, Purchaser's costs of making Closing hereunder and Purchaser's other expenses under the Letter of Intent and this Agreement.

                 (i) Intentionally OmittedOn or prior to November 17, 1997, Purchaser shall have entered into a New License Agreement and all related agreements, or agreed with Holiday Inns upon the terms thereof, in either case on terms acceptable to Purchaser, in its sole discretion, as provided under Section 3.6 hereof and Purchaser shall not have terminated this Agreement based on the aggregate total amount of the Holiday Inn Costs, as provided under Section
     3.6 hereof.

                (j) On or before November 20, 1997October 16, 1997, Purchaser's Board of Directors shall have approved this Agreement and the transactions contemplated hereby (including without limitation, Purchaser's financing thereof as described in subsection (h) hereof).

                (k) Prior to Closing, Purchaser shall not have terminated this Agreement: (A) during the Inspection Period, as provided under Section 5.5 hereof; or (B) by virtue of a casualty, as provided under Section 6.3 hereof; or (C) by virtue of a taking, as provided under Section 6.4 hereof.

     If, despite Purchaser's good faith efforts, either of the conditions set forth in subsections (g) or (i) hereof has not been satisfied by November 17, 1997, the Purchaser may, at its option, extend the date for satisfaction thereof, as described above, to December 2, 1997, by written notice to Seller. If Purchaser so elects to extend such date for either or both of such conditions, then the Closing Date shall automatically be extended to December 17, 1997 for all purposes hereunder.

      2.    Amendment re: Closing.   Section 3.2 of the  Original
Agreement is hereby deleted in its entirety and replaced with the following:

           3.2 Time and Place of Closing. The transaction contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m. at the offices of Stockwell, Sievert, Shaddock & Viccellio, One Lakeside Plaza, 4th Floor, Lake Charles, Louisiana 70601 on December 18, 1997December 2, 1997 or on such other date, or at such other time or place, as shall be mutually agreed upon by Seller and Purchaser. Notwithstanding the foregoing, if Purchaser either party is unable, despite Purchaser'ssuch party's good faith efforts, to complete Closing by such date and time because a condition contained in Wells Fargo's financing commitment (as described in Section 6.2(h) hereof) has not yet been satisfied, and such financing cannot therefore be consummated, then Purchasersuch party may extend the date for Closing to January 6, 1998December 17, 1997, upon written notice to the other party hereunder, on or prior to the original date for Closing. The foregoing extension right is available only with respect to the originally scheduled Closing, and any further extension of the date for Closing may only be made upon the mutual agreement of the parties. The date (or extended date, if applicable) on which the Closing occurs in accordance with the preceding sentences, is referred to in this Agreement as the "Closing Date." The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date at Lake Charles, Louisiana.

     3.   Amendment re: Allocation.   The date for Purchaser to
submit its proposed allocation of the Purchase Price to Seller under Section 3.5 of the Original Agreement is hereby reset and extended to December 2, 1997.

     4.          Amendment re: Franchise.

          (a) In consideration of Seller's agreements hereunder, Purchaser hereby waives its right under the final sentence of Section 3.6(a) of the Original Agreement, to terminate the Original Agreement based on the amount of the Holiday Inn Costs.

          (b) The final sentence of Section 3.6(b) of the Original Agreement is hereby amended to read as follows:

          Purchaser shall not be liable for payment of the Termination Fee if Purchaser does not complete Closing hereunder, unless: (i) Closing does not occur because of Purchaser's default hereunder; (ii) Seller has not defaulted hereunder; and (iii) the Termination Fee becomes payable (notwithstanding that Seller continues to own and operate the Business) because of an act of Purchaser, and through no act of Seller.

     5.   Amendment re: Return of Additional Deposit.   The
penultimate sentence of Section 3.3(b) of the Original Agreement is hereby deleted, and replaced with the following:

          The Additional Deposit shall only be refunded to Purchaser (x) on default by Seller, or (y) if the condition on Purchaser's obligations regarding Purchaser's ability to obtain financing is not satisfied as provided under Section 6.2(h) hereof, or
          (z) if the condition regarding Purchaser's Board of Directors approvalHoliday Inn franchise matters under
          Section 6.2(ji) hereof is not satisfied.

     6.   Amendment re: Employee Contact.   Purchaser and Seller
agree that the Contact Date under Section 10.10(c) of the Original Agreement shall in all events and for all purposes be:
(i) for salaried employees, December 2, 1997; and (ii) for hourly employees, the earlier of December 15, 1997, or such earlier date by which Purchaser shall have satisfied or waived the conditions set forth in Sections 6.2(e) and 6.2(g) hereof.

     7.   Rooms; New Year's Arrangements.   There is hereby
inserted in the Original Agreement a new Section 5.9, as follows:

     5.9  Rooms; New Year's Arrangements

          (a) Seller acknowledges Purchaser's need to have extensive availability of rooms and hotel services for Purchaser's gaming patrons for the New Year's Eve/New Year's Day holiday. Therefore, in consideration of Purchaser's agreements hereunder, Seller hereby agrees to reserve and set aside for the exclusive use and occupancy of Purchaser and its patrons: (i) that number of hotel rooms at the Hotel for the room nights shown on Exhibit "A" hereto (the "Reserved Rooms"); and (ii) all of Seller's banquet, ballroom and meeting rooms and areas (the "Banquet Facilities") for December 30 and 31, 1997, as shown on Exhibit "A" hereto. Purchaser agrees to pay the lump sum total price of $45,000 (including applicable taxes) for all such Banquet Facilities and Reserved Rooms as described in Exhibit "A", whether or not actually used or occupied for the dates specified in Exhibit "A"; such payment to be secured by a payment from Purchaser to Seller in the amount of $70,000 (the "Advance Deposit"), to be made, in full, on or before December 2, 1997. Seller agrees that the Advance Deposit made by Purchaser pursuant to this Section 5.9(a) shall be held by Seller as an advance deposit, and if Closing is not extended by Purchaser as provided in Section
     3.2 hereof, Purchaser shall receive a credit at Closing for the full amount of such Advance Deposit as provided under
     Section 3.7(a) of the Original Agreement. If Closing is extended under Section 3.2 hereof, then at Closing, Purchaser shall receive a credit for $25,000 of the Advance Deposit (i.e., the portion not retained by Seller for the Reserved Rooms and Banquet Facilities) as provided under
     Section 3.7(a) of the Original Agreement. If the Closing is extended under Section 3.2 hereof, but Closing is not held because of Purchaser's default, Seller may retain the entire Advance Deposit as damages hereunder.

          (b) Incidental services such as set-up, security, decoration, clean-up, sound and lighting shall be provided by Seller at prices and on terms to be mutually agreed between Seller and Purchaser. Failing such mutual agreement, Purchaser may provide any of such incidental services without cost or expense to Seller. In addition, Seller shall provide alcoholic beverages to Purchaser for Purchaser's shows, parties and special events at the Hotel on the nights of December 30 and 31, 1997, at Seller's actual cost without markup or profit, on a method of calculation and payment terms to be mutually agreed between Seller and Purchaser. Purchaser shall have the right to have such beverages served by Purchaser's staff, provided that: (i) service of alcoholic beverages at the Hotel by Purchaser's staff complies with applicable law; and (ii) Purchaser has provided to Seller the certificates or other evidence of insurance as described in subsection (e) hereof
     .

          (c) During (or in preparation for) any of the special events to be held by Purchaser at the Hotel on December 30 or 31, 1997, Purchaser may locate members of Purchaser's staff in and at the Hotel to provide services and accommodations to Purchaser's patrons while present at the Hotel, including without limitation, welcome, patron-relations, gift delivery, event management and similar services for Purchaser's hotel guests and shows, parties and/or special events at the Hotel.

          (c) From and after the date hereof, Seller agrees not to accept any reservations or bookings of guest rooms or ballroom/conference/banquet facilities at the Hotel for any of the dates listed on Exhibit "A" hereto, which would interfere with the agreements of Seller described in this
     Section 7.

          (d) Seller agrees to cooperate in all reasonable ways with Purchaser's efforts to promote the New Year's Eve holiday (dates and room nights as specified in Exhibit "A" hereto) as a special event of Purchaser, including special decorations provided by Purchaser, permission to use the name of the Hotel in Purchaser's advertising and marketing efforts, use of the Hotel's pylon sign, and similar matters.

          (e) Purchaser hereby indemnifies and agrees to hold Seller harmless from and against all loss, cost, damage, claim or expense caused by or arising out of Purchaser's activities at the Hotel contemplated under this Section 5.9, including without limitation, the acts or omissions of Purchaser's staff present at the Hotel in connection with such activities. Prior to December 19, 1997, Purchaser shall provide to Seller certificates or other evidence of general liability, worker's compensation, and liquor liability insurance covering Purchaser's activities at the Hotel as contemplated under this Section 5.9.

     8.   Effect of Amendment.     Except as specifically set
forth herein, the Original Agreement shall remain unmodified and in full force and effect, binding upon the parties thereto.

                 [Signatures on Following Page]

                             SELLER:

      THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Lake Charles, Louisiana on this ____ day of November, 1997.


WITNESSES:                          LAKESHORE  HOTELS,  LTD.,   a
Louisiana
                                   partnership in commendam
__________________________

___________________________
                                   By:
                                   Name:
                                   Title:


                                                  _
                          NOTARY PUBLIC


                           PURCHASER:

      THUS  DONE  AND  SIGNED in the presence of the  undersigned
attesting     witnesses    and    me,    Notary     Public     at
_____________________, ____________________ on this _____ day  of
November, 1997.

WITNESSES:                         PLAYERS INTERNATIONAL, INC., a
                                   Nevada corporation
_____________________________

_____________________________

                                   By:
                                   Name:
                                   Title:



                          NOTARY PUBLIC

                             JOINDER


      The undersigned hereby join in the execution of this Amendment No. 1, simultaneously with Seller, to evidence their agreement to be bound by the provisions hereof:

      THUS DONE AND SIGNED in the presence of the undersigned attesting witnesses and me, Notary Public at Lake Charles, Louisiana on this ____ day of November, 1997.

WITNESS (as to all signatures)


___________________________________
                              ______________________________
                                   Ted W. Price, Sr.

WITNESS (as to all signatures)


___________________________________
                              ______________________________
                                   Ted W. Price, Jr.




                                   ______________________________
                                   Robert W. Price, Sr.




                                   ______________________________
                                   Robert W. Price, Jr.



                                                  _
                          Notary Public